As filed with the Securities and Exchange Commission on February 26, 2016

Registration Statement No. 333-205688

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

Form S-3

Registration Statement

UNDER

THE SECURITIES ACT OF 1933

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1389	98-1188116
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Crown House, Second Floor

4 Par-la-Ville Road

Hamilton, HM 08

Bermuda

(441) 279-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Appleby Services (Bermuda) Ltd.

Canon’s Court

22 Victoria Street

Hamilton, HM 12

Bermuda

(441) 292-1510

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen M. Gill

Vinson & Elkins L.L.P.

2500 First City Tower

1001 Fannin Street

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Share Proposed Maximum Aggregate Offering Price Amount of Registration Fee (1)(2)	Amount of Registration Fee (3)
Preference Shares, par value $0.01 per share
Common Shares, par value $0.01 per share
Depositary Shares (4)
Warrants
Total	$300,000,000	$30,210

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and exclusive of accrued interest, distributions and dividends, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $300,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies.
(2)	There is being registered hereunder such indeterminate number or amount of preference shares, common shares, depositary shares and warrants as may from time to time be issued by the registrant at indeterminate prices and in such amount as shall result in an initial aggregate offering price not to exceed $300,000,000, and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	Calculated under Rule 457(o) of the rules and regulations under the Securities Act.
(4)	In the event the registrant elects to offer fractional interests in shares of the preferred stock registered hereunder, preferred stock will be issued to the depositary under a deposit agreement, and fractional interests will be evidenced by a depositary receipt.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (Commission File No. 333-205688) (the “Registration Statement”) of C&J Energy Services Ltd. (“C&J”) is being filed because C&J expects that it will no longer be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2015. This Post-Effective Amendment adds disclosure to the Registration Statement required for a registrant other than a well-known seasoned issuer and makes certain other amendments.

C&J ENERGY SERVICES LTD.

$300,000,000

Preference Shares

Common Shares

Depositary Shares

Warrants

We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series with an aggregate initial offering price of up to $300,000,000. We refer to our preference shares, common shares, depositary shares and warrants as the “securities.” This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common shares are traded on the New York Stock Exchange under the symbol “CJES.”

Investing in any of our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus, beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2014, beginning on page 46 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, beginning on page 39 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, beginning on page 48 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and in any subsequent filings and in any applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2016

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any prospectus supplement or document incorporated by reference is accurate as of any date other than the date of such prospectus supplement or document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise or as otherwise indicated, “Company,” “C&J,” “we,” “us,” “our” or similar terms in this prospectus refer to C&J Energy Services Ltd. and its subsidiaries on a consolidated basis.

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell up to $300,000,000 in initial aggregate offering price of any combination of the securities described in this prospectus in one or more offerings.

Each time we use this prospectus to offer securities, we will, if necessary and required by law, provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering, including, among other things, the specific amounts, types and prices of the securities being offered. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things:

•	our operating cash flows, the availability of capital and our liquidity;

•	our ability to comply with the financial covenant metrics contained in our debt instruments;

•	our future revenue, income and operating performance;

•	our ability to sustain and improve our utilization, revenue and margins;

•	our ability to maintain acceptable pricing for our services, including in the spot market;

•	future capital expenditures;

•	our ability to finance equipment, working capital and capital expenditures;

•	our ability to execute our long-term growth strategy, including expansion into new geographic regions and business lines;

•	our plan to continue to seek international growth opportunities, and our ability to successfully execute and capitalize on such opportunities;

•	our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and

•	the timing and success of future acquisitions and other strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following:

•	a decline in demand for our services, including due to overcapacity and declining commodity prices and other competitive factors affecting our industry;

•	the cyclical nature and volatility of the oil and gas industry, which impacts the level of drilling, completion and production activity and spending patterns by the oil and gas exploration and production industry;

•	the inability to comply with the financial and other covenants and metrics in our debt agreements as a result of reduced revenue and financial performance or our inability to raise sufficient funds through assets sales or equity issuances should we need to raise funds through such methods;

•	a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity and therefore impacts demand and pricing for our services and negatively impacts our results of operations, including potential impairment charges;

•	the loss of, or interruption or delay in operations by, one or more significant customers;

•	the failure to pay amounts when due, or at all, by one or more significant customers;

•	pressure on pricing for our core services, including due to competition and industry and/or economic conditions, which may, impact among other things, our ability to implement price increases or maintain pricing on our core services;

•	an increase in interest rates;

•	changes in customer requirements in markets or industries we serve;

•	costs, delays, regulatory compliance requirements and other difficulties in executing our long-term growth strategy, including those related to expansion into new geographic regions and new business lines;

•	the effects of future acquisitions on our business, including our ability to successfully integrate our operations and the costs incurred in doing so;

•	business growth outpacing the capabilities of our infrastructure;

•	adverse weather conditions in oil or gas producing regions;

•	the effect of environmental and other governmental regulations on our operations, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our hydraulic fracturing services;

•	the incurrence of significant costs and liabilities resulting from litigation;

•	the incurrence of significant costs and liabilities resulting from our failure to comply, or our compliance with, new or existing environmental regulations or an accidental release of hazardous substances into the environment;

•	expanding our operations overseas;

•	the loss of, or inability to attract new, key management personnel;

•	a shortage of qualified workers;

•	the loss of, or interruption or delay in operations by, one or more of our key suppliers;

•	operating hazards inherent in our industry, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage; and

•	accidental damage to or malfunction of equipment;

For additional information regarding known material factors that could affect our operating results and performance, please read the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference. Should one or more of these known material risks occur, or should the underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statement.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus but may not contain all information that may be important to you. This prospectus includes the terms of this offering, information about our business and financial data. We encourage you to read this prospectus, any accompanying prospectus supplement and the documents incorporated herein in their entirety before making an investment decision.

C&J Energy Services Ltd.

C&J Energy Services Ltd. (“C&J”) is a publicly traded Bermuda exempted company listed on the New York Stock Exchange (“NYSE”) under the symbol “CJES.” We are one of the largest, integrated providers of completion and production services in North America. We are led primarily by the individuals who served as Legacy C&J’s executive officers prior to the completion of the Merger. We provide a full range of well construction, well completions, well support and other complementary oilfield services to oil and gas exploration and production companies primarily in North America. Our services, which are involved in the entire life cycle of the well, include directional drilling, cementing, hydraulic fracturing, cased-hole wireline, coiled tubing, rig services, fluids management services and other special well site services. We operate in most of the major oil and gas producing regions of the continental United States and Western Canada. For the last few years we have been working to establish an operational presence in key countries in the Middle East, and we currently have an office and operational facility in Dubai and an operational facility in Saudi Arabia.

On March 24, 2015, C&J Energy Services, Inc. (“Legacy C&J”) and Nabors Industries Ltd. (“NIL” and together with its subsidiaries, “Nabors”) completed the combination of Legacy C&J with Nabors’ completion and production services business, whereby Legacy C&J became a subsidiary of C&J Energy Services Ltd. (the “Merger”). Upon the closing of the Merger, shares of common stock of Legacy C&J were converted into common shares of C&J on a 1-for-1 basis and C&J’s common shares began trading on the NYSE under the ticker “CJES.” C&J became the successor issuer to Legacy C&J following the closing of the Merger and is deemed to succeed to Legacy C&J’s reporting history under the Exchange Act.

Our principal executive offices are located at Crown House, Second Floor, 4 Par-la-Ville Rd., Hamilton, HM08, Bermuda and our main telephone number is (441) 279-2900.

Our website is available at www.cjenergy.com. We make available free of charge through our website all reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information contained on or available through our website is not a part of or incorporated into this prospectus or any other report that we may file with or furnish to the SEC.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in our most recent and subsequent annual reports on Form 10-K, our most recent and subsequent quarterly reports on Form 10-Q, any subsequent current reports on Form 8-K and risks that may be included in any applicable prospectus supplement, as well as risks described in all of the other information included or incorporated by reference in this prospectus and any prospectus supplement and in the documents we incorporate by reference.

Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our common shares could decline, and you may lose all or part of your investment. The risks described in all of the other information included or incorporated by reference in this prospectus are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.

This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us incorporated by reference in this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from any sales of securities by us under this prospectus for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges plus preferred stock dividends for the periods indicated.

	Nine months ended September 30, 2015		Year Ended December 31,
			2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	(a	)	9.28	12.04	44.14	42.30	3.87
Ratio of earnings to fixed charges and preferred dividends	(a	)	9.28	12.04	44.14	42.30	3.87

(a)	Earnings as adjusted were insufficient to cover our fixed charges by $660.8 million for the nine months ended September 30, 2015.

The ratios were computed by dividing earnings by fixed charges and by fixed charges plus preferred stock dividends, respectively. For this purpose, “earnings” includes income from continuing operations before income taxes adjusted for (i) distributed income or loss from equity investees, (ii) amortization of capitalized interest and (iii) fixed charges (excluding capitalized interest). “Fixed charges” consists of interest expense (including interest capitalized during the period), amortization of deferred financing costs and the portion of rent expense we believe is representative of the interest factor.

PRICE RANGE OF COMMON SHARES

Our common shares are listed on the NYSE under the symbol “CJES.” The following table shows the quarterly high and low sale prices as reported on the NYSE composite tape for the past three years and for 2016 to date. Sale prices reported below for periods prior to the consummation of the Merger (March 24, 2015) represent the quarterly high and low sale prices of Legacy C&J on the NYSE under the symbol “CJES.”

	High	Low
2013
First Quarter	$25.35	$21.09
Second Quarter	22.72	17.45
Third Quarter	22.12	18.90
Fourth Quarter	24.70	19.88
2014
First Quarter	$29.73	$20.26
Second Quarter	34.93	27.41
Third Quarter	34.18	26.90
Fourth Quarter	30.81	11.38
2015
First Quarter	$14.08	$9.11
Second Quarter	$15.49	$11.32
Third Quarter	$13.36	$2.97
Fourth Quarter	$6.23	$3.26
2016
First Quarter (through February 24, 2016)	$4.97	$0.82

On February 24, 2016, the closing sale price of our common shares, as reported by the NYSE, was $1.09 per share. On that date, there were approximately 15 registered holders. The number of registered holders does not include holders that have common shares held for them in “street name”, meaning that the shares are held for their accounts by a broker or other nominee. In these instances, the brokers or other nominees are included in the number of registered holders, but the underlying holders of the common shares that hold such shares in “street name” are not.

We have not paid any dividends historically, and there is no intention to pay any dividends in the future.

DESCRIPTION OF CAPITAL SHARES

Description of the Securities

The following description of share capital summarizes certain provisions of the Company’s memorandum of association and amended and restated bye-laws. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Company’s memorandum of association and amended and restated bye-laws, which are incorporated by reference herein as Exhibits 3.1 and 3.2, respectively.

General

The Company is an exempted company incorporated under the laws of Bermuda. It is registered with the Registrar of Companies in Bermuda under registration number 42239. It was incorporated on June 8, 2008 under the name Nabors Red Lion Limited, and its name was subsequently changed to C&J Energy Services Ltd. on March 24, 2015. Its registered office is located at Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda.

The Company’s objects are unrestricted, and it has the capacity of a natural person. It can therefore undertake activities without restriction on its capacity.

Since June 26, 2014, other than the combination with Legacy C&J in the Merger, the change in the Company’s name from Nabors Red Lion Limited to C&J Energy Services Ltd., an increase of authorized share capital of the Company from US$12,000 to US$8.0 million and certain transfers of equity held by the Company in other subsidiaries of NIL in connection with a restructuring of Nabors to separate the Company’s business from the other businesses of Nabors, there have been no material changes to the Company’s share capital, mergers, amalgamations or consolidations of the Company or any of its subsidiaries, no material changes in the mode of conducting its business, no material changes in the types of products produced or services rendered and no name changes. There have been no bankruptcy, receivership or similar proceedings with respect to the Company or its subsidiaries.

There have been no public takeover offers by third parties for the Company’s shares nor any public takeover offers by the Company for the shares of another company which have occurred during the last or current financial years.

Share Capital

The Company’s authorized share capital is US$8.0 million comprised of 750 million common shares, par value US$0.01 per share, and 50 million preference shares, par value US$0.01 per share. There are approximately 120 million issued and outstanding common shares, not including approximately five million common shares issuable upon the exercise of options granted as of February 22, 2016, and no preference shares issued and outstanding. All of the common shares are fully paid.

Pursuant to the Company’s amended and restated bye-laws, subject to any resolution of the shareholders to the contrary, the Company’s board of directors is authorized to issue any of its authorized but unissued shares. Provided that the Company’s common shares remain listed on the appointed stock exchange (which includes the New York Stock Exchange), there are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote its shares.

Common Shares

Other than NIL, holders of common shares have no preemptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by the Company’s amended and restated bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Upon closing of the Merger, NIL or one of its wholly-owned subsidiaries has owned approximately 53% of the Company’s issued and outstanding common shares, and currently holds approximately 52% of such shares.

The Company’s amended and restated bye-laws provide NIL with preemptive rights to purchase any newly issued securities of the Company, on a pro rata basis to the percentage of all issued and outstanding shares in the Company held by Nabors at any given time, up until the later of the termination of the Standstill Period (as defined below) and the two-year anniversary of the closing date of the Merger, subject to the exceptions as described in the Company’s amended and restated bye-laws. “Standstill Period” means the period that began on the closing date of the Merger and will end upon the earlier to occur of the five-year anniversary of the effective date of the Merger and the date that NIL beneficially owns less than 15% of the issued and outstanding common shares.

On January 21, 2016, the Company entered into a letter agreement with NIL (the “Letter Agreement”) pursuant to which the Company agreed to waive certain standstill obligations of NIL in order to allow NIL to make open- market purchases of common shares to maintain NIL’s percentage equity interest in the Company following any new issuances of common shares to employees pursuant to the Company’s 2015 Long-Term Incentive Plan, as amended (the “LTIP”). Further, the Letter Agreement provides that NIL will waive any future exercise of its preemptive rights under Section 6 of the amended and restated bye-laws of the Company due to the issuance of common shares to a Controlling Shareholder (as defined in the Letter Agreement) pursuant to the LTIP. All other standstill obligations of NIL remain in effect in accordance with their terms, and NIL retains all other preemptive rights to which it is entitled under the Company’s amended and restated bye-laws.

In the event of the Company’s liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in the Company’s assets, if any, remaining after the payment of all of its debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Pursuant to Bermuda law and the Company’s amended and restated bye-laws, its board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.

Dividend Rights

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due, or (ii) the realizable value of its assets would thereby be less than its liabilities. Under the Company’s amended bye- laws, each Common Share is entitled to a dividend if, as and when dividends are declared by its board of directors, subject to any preferred dividend right of the holders of any preference shares.

Any cash dividends payable to holders of the common shares listed on the New York Stock Exchange will be paid to the Company’s transfer agent in the United States for disbursement to those holders.

Variation of Rights

If at any time the Company has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either with the (i) consent in writing of the holders of 75% of the issued shares of that class, or (ii) sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. The

Company’s amended and restated bye-laws specify that the creation or issue of shares ranking equally with existing shares or the purchase or redemption by the Company of its shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking in priority to common shares for payment of dividends or with respect to capital, or which confer on the holders voting rights more favorable than those conferred on the shares already in issue will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Transfer of Shares

The Company’s board of directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that is not fully paid. The board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as the board of directors shall reasonably require. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing a form of transfer in the form set out in the amended and restated bye-laws (or as near thereto as circumstances admit) or in such other common form as the board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share, the board of directors may accept the instrument signed only by the transferor.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which is referred to as the annual general meeting. However, the members may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any member may, on notice to the company, terminate the waiver, in which case an annual general meeting must be called.

Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. The Company’s amended and restated bye-laws provide that the president or chairman of the Company or a majority of the Company’s board of directors may convene an annual general meeting or a special general meeting. Under the Company’s amended and restated bye-laws, at least 10 days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting, or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present throughout the meeting and representing, in person or by proxy, in excess of one third of the total issued voting shares.

Access to Books and Records and Dissemination of Information

Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of a company, minutes of general meetings and a company’s audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act 1981 of Bermuda (as amended from time to time, the “Companies Act”), establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

The Company’s amended and restated bye-laws provide that during the Standstill Period its board of directors shall consist of seven directors; thereafter, its board of directors shall consist of not less than three directors and not more than such maximum as the board of directors may from time to time determine. The Company’s board of directors currently consists of six directors.

Any shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by the board of directors must give notice of the intention to propose the person for election. Where a person is proposed to be elected as a director at an annual general meeting, that notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary, the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to members or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to members or the date on which public disclosure of the date of the special general meeting was made.

A director may be removed only by resolution approval by a majority of other directors and only for cause.

Classified Board

The Company’s amended and restated bye-laws include a provision classifying the Company’s board of directors into three classes, with each class to consist, as nearly as possible, of one-third of the total number directors. Under this provision, the term of each director will continue until the third annual general meeting following his or her election. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain each class as nearly equal as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Proceedings of Board of Directors

The Company’s amended and restated bye-laws provide that its business is to be managed and conducted by its board of directors. Bermuda law permits individual and corporate directors and there is no requirement in the Company’s amended and restated bye-laws or Bermuda law that directors hold any of its shares. There is also no requirement in the Company’s amended and restated bye-laws or Bermuda law that its directors must retire at a certain age.

The remuneration of the Company’s directors is determined by the board of directors. The directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with the Company’s business or their duties as directors.

A director who has a direct or indirect interest in any contract or arrangement with the Company must disclose such interest as required by Bermuda law. Such an interested director is not entitled to vote on or participate in any discussion in respect of any such contract or arrangement in which he or she is interested.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

The Company’s amended and restated bye-laws provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Company’s amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits the Company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Company may otherwise indemnify such officer or director. The Company is expected to purchase and maintain a directors’ and officers’ liability policy for such a purpose.

Amendment of Memorandum of Association and Amended and Restated Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. The Company’s amended and restated bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of the Company’s board of directors and by a resolution of the Company shareholders. In the case of certain bye-laws, such as the bye-laws relating to the election and removal of directors, the number of directors, the classes of directors, the term of office of directors, approval of business combinations, amendment of bye-law provisions and changes to the memorandum of association, the required approvals must include the affirmative vote of at least two thirds of the directors then in office and of at least two-thirds of the votes attaching to all shares in issue. Further, in the case of bye-laws relating to the voting on resolutions, the ability to pass resolutions by way of written resolution, the election and removal of directors, the number of directors, the powers of the board of directors and the appointment of officers, the required approvals must include the affirmative vote of (i) a majority of all directors, (ii) the chairman of the Company and (iii) at least 75% of the directors other than the directors elected by Nabors. During the Standstill Period, any amendment of bye-law provisions relating to the election and removal of directors must be approved by a resolution including the affirmative vote of not less than 85% of all of the votes attaching to all shares in issue. Until the later of the termination of the Standstill Period and the two-year anniversary of the closing date of the Merger, any amendment of bye-law provisions relating to Nabors’ preemptive rights must be approved by a resolution including the affirmative vote of not less than 85% of the votes attached to all shares in issue.

In the case of bye-laws relating to the adoption by the board of directors of a rights plan during and upon termination of the Standstill Period, any amendment to such bye-law provisions require the consent of Nabors.

Finally, in the case of bye-laws relating to a company sale, the rights plan adopted by the board of directors and bye-laws enabling the board of directors to issue rights in connection with a rights plan, the required resolutions must include the affirmative vote of 100% of the votes attaching to all shares in issue.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amalgamations and Business Combinations

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. The Company’s amended and restated bye-laws provide that a merger or an amalgamation that is a business combination with an interested shareholder must be approved as described below.

The Company’s amended and restated bye-laws contain provisions regarding “business combinations” with “interested shareholders.” Pursuant to the Company’s amended and restated bye-laws, in addition to any other approval that may be required by applicable law, any business combination with an interested shareholder within a period of three years after the date of the transaction in which the person became an interested shareholder must be approved by the board of directors and authorized at an annual or special general meeting by the affirmative vote of at least two-thirds of the Company’s issued and outstanding voting shares that are not owned by the interested shareholder, unless (i) prior to the time that the shareholder became an interested shareholder, the Company’s board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the issued and outstanding Company voting shares at the time the transaction commenced. For purposes of these provisions, “business combinations” include mergers, amalgamations, consolidations and certain sales, leases, exchanges, mortgages, pledges, transfers and other dispositions of assets, issuances and transfers of shares and other transactions resulting in a financial benefit to an interested shareholder. An “interested shareholder” is a person that beneficially owns 15% or more of issued and outstanding voting shares and any person affiliated or associated with the Company that owned 15% or more of the issued and outstanding Company voting shares at any time three years prior to the relevant time.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

The Company’s amended and restated bye-laws contain a provision by virtue of which its shareholders waive any claim or right of action that they have, both individually and on its behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.

Capitalization of Profits and Reserves

Pursuant to the Company’s amended and restated bye-laws, its board of directors may capitalize (i) any part of the amount of its share premium or other reserve accounts or any amount credited to its profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares) to the shareholders, or (ii) any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Registrar or Transfer Agent

The registrar and transfer agent for the common shares is American Stock Transfer & Trust Company, LLC.

Untraced Shareholders

The Company’s amended and restated bye-laws provide that its board of directors may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for seven years from the date when such monies became due for payment. In addition, the Company is entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable inquiries have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law

The Company has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows it to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on its ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of its common shares.

The Company has received consent from the Bermuda Monetary Authority for the issue and free transferability of all of the common shares to and between non-residents of Bermuda for exchange control purposes, provided any of the Company’s shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to the Company’s performance or its creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of the Company’s business or for the correctness of any opinions or statements expressed herein. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, the Company is not bound to investigate or see to the execution of any such trust.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preference stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preference stock related to the depositary shares, we will deposit the preference stock with the relevant preference stock depositary and will cause the preference stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preference stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preference stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common shares. Warrants may be issued independently or together with preference shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of common shares purchasable upon exercise of the warrants and the price at which such number of common shares may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of common shares at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common shares, including the right to receive payments of any dividends on the common shares purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) a combination of any of these methods. The prospectus supplement will set forth the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In addition, we may offer securities through at the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities will be a new issue, and other than our common shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

FINRA Conduct Rules

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933.

VALIDITY OF THE SECURITIES

The validity of the securities and certain other legal matters will be passed upon for us by Appleby (Bermuda) Ltd., Hamilton, Bermuda.

EXPERTS

The consolidated financial statements of C&J Energy Services, Inc. and subsidiaries as of and for the year ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of C&J Energy Services, Inc. and subsidiaries as of December 31, 2013, and for each of the two years in the period ended December 31, 2013, included in the current report on Form 8-K/A filed by C&J Energy Services Ltd. on July 15, 2015 have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference in reliance upon such report, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Nabors Red Lion Limited incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Nabors Red Lion Limited for the year ended December 31, 2014 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s significant transactions with related parties as discussed in Note 15 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto. Copies of the registration statement and other materials we file with the SEC may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549, or may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information that is filed through the SEC’s EDGAR System. The website can be accessed at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	Our Annual Reports on Form 10-K and on Form 10-K/A for the year ended December 31, 2014;

•	Our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015;

•	Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on each of March 30, 2015, April 1, 2015, May 29, 2015, June 8, 2015, July 15, 2015, September 30, 2015, October 2, 2015, October 5, 2015, January 22, 2016 and February 1, 2016; and

•	Our Current Report on Form 8-K12G3 filed with the SEC on March 25, 2015;

Provided, however, the Company does not incorporate by reference any information furnished under Item 2.02 or 7.01 or any exhibits furnished as a correction therewith and included in any of these Current Reports on Form 8-K.

These reports contain important information about us, our financial condition and our results of operations.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus or any applicable prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

C&J Energy Services Ltd.

3990 Rogerdale

Houston, Texas 77042

Attention: Investor Relations

Telephone: (713) 260-9986

Email: investors@cjenergy.com

We also maintain a website at www.cjenergy.com. However, the information contained in or accessible from our corporate website is not incorporated into this prospectus.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

FINRA filing fee	$	*
Securities and Exchange Commission registration fee	$	30,210
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Rating agency fees	$	*
Miscellaneous	$	*
TOTAL	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Our amended and restated bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

The preceding discussion of the Company’s memorandum of association or amended and restated bye-laws is not intended to be exhaustive and is qualified in its entirety by the reference to the Company’s memorandum of association or amended and restated bye-laws.

The Company has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company. The preceding discussion of the Company’s indemnification agreements is not intended to be exhaustive and is qualified in its entirety by reference to such indemnification agreements.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following documents are filed as exhibits to this registration:

Exhibit Number	Exhibit Title

2.1	Agreement and Plan of Merger, dated as of June 25, 2014, by and among Nabors Industries Ltd., Nabors Red Lion Limited and C&J Energy Services, Inc. (incorporated herein by reference to Exhibit 2.1 to Nabors Red Lion Limited’s Registration Statement on Form S-4/A, dated February 12, 2015 (Registration No. 333-19900))

2.2	Separation Agreement by and between Nabors Industries Ltd. and Nabors Red Lion Limited (incorporated herein by reference to Exhibit 2.2 to Nabors Red Lion Limited’s Registration Statement on Form S-4/A, dated February 12, 2015 (Registration No. 333¬199004))

2.3	Joinder Agreement by and among Nabors Industries Ltd., Nabors Red Lion Limited, C&J Energy Services, Inc., Nabors CJ Merger Co., and CJ Holding Co. (incorporated herein by reference to Exhibit 2.3 to Nabors Red Lion Limited’s Registration Statement on Form S-4/A, dated December 19, 2014 (Registration No. 333-199004))

2.4	Amendment No. 1 to the Agreement and Plan of Merger, by and among Nabors Industries Ltd., Nabors Red Lion Limited, C&J Energy Services, Inc., Nabors Merger Co. and CJ Holding Co. (incorporated herein by reference to Exhibit 2.4 to Nabors Red Lion Limited’s Registration Statement on Form S-4/A, dated February 12, 2015 (Registration No. 333-199004))

2.5	Amendment No. 1 to the Separation Agreement, by and between Nabors Industries Ltd. and Nabors Red Lion Limited (incorporated herein by reference to Exhibit 2.5 to Nabors Red Lion Limited’s Registration Statement on Form S-4/A, dated February 12, 2015 (Registration No. 333-199004))

3.1	Memorandum of Association of Nabors Red Lion Limited (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (File No. 333-199004), filed on September 29, 2014)

3.2	Amended and Restated Bye-laws of C&J Energy Services Ltd., dated March 24, 2015 (incorporated herein by reference to Exhibit 3.1 to C&J Energy Services Ltd.’s Current Report on Form 8-K12G3, filed on March 25, 2015 (File No. 000-55404))

3.3	Form of Common Share Certificate of Nabors Red Lion Limited (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4/A (File No. 333-199004), filed on February 12, 2015)

4.1	Registration Rights Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited (incorporated herein by reference to Exhibit 10.4 to C&J Energy Services Ltd.’s Current Report on Form 8-K12G3, filed on March 25, 2015(File No. 000-55404))

**5.1	Opinion of Appleby (Bermuda) Ltd. as to the legality of the securities begin registered

*12.1	Computation of ratio of earnings to fixed charges

*23.1	Consent of UHY LLP

*23.2	Consent of KPMG LLP

*23.3	Consent of PricewaterhouseCoopers LLP

**23.4	Consent of Appleby (Bermuda) Ltd. (included in the opinion of Appleby (Bermuda) Ltd. filed as Exhibit 5.1 hereto)

*	Filed herewith.
**	Previously filed.

(b) Financial Statement Schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

(c) Reports, Opinions, and Appraisals

The following reports, opinions and appraisals are included herein: None.

Item 17. Undertakings.

(a)(1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) The undersigned registrant hereby undertakes, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned registrant undertakes for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda, effective on February 26, 2016.

C&J ENERGY SERVICES LTD.

By:	/s/ Brian Patterson
Name:	Brian Patterson
Title:	Corporate Secretary
(Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title

* Joshua E. Comstock	Chief Executive Officer, Chairman of the Board of Directors and Director (Principal Executive Officer)

* Randall C. McMullen, Jr.	President, Chief Financial Officer and Director (Principal Financial Officer)

* Mark Cashiola	Vice President, Controller (Principal Accounting Officer)

* Michael Roemer	Director

* H. H. “Tripp” Wommack, III	Director

* William Restrepo	Director

* Sheldon R. Erikson	Director

*	Mr. Theodore R. Moore hereby signs this Post-Effective Amendment to the Registration Statement on Form S-3 on behalf of the indicated persons for whom he is attorney-in-fact on February 26, 2016, pursuant to powers of attorney previously granted in the Form S-3 of C&J filed with the SEC on July 15, 2015.

By:	/s/ Theodore R. Moore
Theodore R. Moore
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of C&J Energy Services Ltd. has signed this registration statement or amendment thereto on February 26, 2016.

By:	/s/ Theodore R. Moore
Theodore R. Moore
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title

2.1	Agreement and Plan of Merger, dated as of June 25, 2014, by and among Nabors Industries Ltd., Nabors Red Lion Limited and C&J Energy Services, Inc. (incorporated herein by reference to Exhibit 2.1 to Nabors Red Lion Limited’s Registration Statement on Form S-4/A, dated February 12, 2015 (Registration No. 333-19900))

2.2	Separation Agreement by and between Nabors Industries Ltd. and Nabors Red Lion Limited (incorporated herein by reference to Exhibit 2.2 to Nabors Red Lion Limited’s Registration Statement on Form S-4/A, dated February 12, 2015 (Registration No. 333¬199004))

2.3	Joinder Agreement by and among Nabors Industries Ltd., Nabors Red Lion Limited, C&J Energy Services, Inc., Nabors CJ Merger Co., and CJ Holding Co. (incorporated herein by reference to Exhibit 2.3 to Nabors Red Lion Limited’s Registration Statement on Form S-4/A, dated December 19, 2014 (Registration No. 333-199004))

2.4	Amendment No. 1 to the Agreement and Plan of Merger, by and among Nabors Industries Ltd., Nabors Red Lion Limited, C&J Energy Services, Inc., Nabors Merger Co. and CJ Holding Co. (incorporated herein by reference to Exhibit 2.4 to Nabors Red Lion Limited’s Registration Statement on Form S-4/A, dated February 12, 2015 (Registration No. 333-199004))

2.5	Amendment No. 1 to the Separation Agreement, by and between Nabors Industries Ltd. and Nabors Red Lion Limited (incorporated herein by reference to Exhibit 2.5 to Nabors Red Lion Limited’s Registration Statement on Form S-4/A, dated February 12, 2015 (Registration No. 333-199004))

3.1	Memorandum of Association of Nabors Red Lion Limited (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (File No. 333-199004), filed on September 29, 2014)

3.2	Amended and Restated Bye-laws of C&J Energy Services Ltd., dated March 24, 2015 (incorporated herein by reference to Exhibit 3.1 to C&J Energy Services Ltd.’s Current Report on Form 8-K12G3, filed on March 25, 2015 (File No. 000-55404))

3.3	Form of Common Share Certificate of Nabors Red Lion Limited (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4/A (File No. 333-199004), filed on February 12, 2015)

4.1	Registration Rights Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited (incorporated herein by reference to Exhibit 10.4 to C&J Energy Services Ltd.’s Current Report on Form 8-K12G3, filed on March 25, 2015(File No. 000-55404))

**5.1	Opinion of Appleby (Bermuda) Ltd. as to the legality of the securities begin registered

*12.1	Computation of ratio of earnings to fixed charges

*23.1	Consent of UHY LLP

*23.2	Consent of KPMG LLP

*23.3	Consent of PricewaterhouseCoopers LLP

**23.4	Consent of Appleby (Bermuda) Ltd. (included in the opinion of Appleby (Bermuda) Ltd. filed as Exhibit 5.1 hereto)

*	Filed herewith.
**	Previously filed.